Montreal, March 18th, 2005

M. Denis Durocher
Controller
779, boul. Industriel
Blainville, Québec Canada
J7C 3V3

Mr Durocher,

I'm pleased to confirm that we entered into a repayment agreement with NewTech Brake Corp, regarding the debenture due to FONDACTION CSN.

We have received all payments due until 15th of March 2005. And we just received the ones starting 15th of April 2005 until 15th of January 2006 according to the enclosed payment schedule.

Yours truly,

J Faye

Jeanne Faye, mba
Analyst
FONDACTION CSN
2175, de Maisonneuve Est
Montréal, Québec
H2K 4S3